UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 19, 2022

CLEARPOINT NEURO, INC.

(Exact name of registrant as specified in its charter)

delaware	001-34822	58-2394628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

120 S. Sierra Ave., Suite 100

Solana Beach, California 92075

(Address of principal executive offices, zip code)

(888) 287-9109

(Registrant’s telephone number, including area code)

______________________________________________________________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CLPT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 19, 2022, the Nasdaq Capital Market (“Nasdaq”) formally notified ClearPoint Neuro, Inc. (the “Company”) of the Company’s non-compliance with Nasdaq’s audit committee and compensation committee composition requirements set forth in Nasdaq Listing Rule 5605, which require, among other things, that each member of an audit committee and compensation committee be independent. The reported non-compliance was a result of Nasdaq’s interpretation that Matthew Klein, M.D. was not independent pursuant to Nasdaq Listing Rule 5605(a)(2)(D).

The Company annually reviews the independence of its Board of Directors (the “Board”) and committee members and had determined that Dr. Klein was independent. On May 13, 2022, the Board reconstituted its committees. Currently, the Audit Committee consists of Pascal E.R. Girin, as chair, Lynnette C. Fallon and R. John Fletcher, the Compensation Committee consists of B. Kristine Johnson as chair, and Timothy T. Richards, and the Corporate Governance and Nominating Committee consists of Timothy T. Richards, as chair, Lynnette C. Fallon, R. John Fletcher and Pascal E.R. Girin.

As a result of the foregoing, Nasdaq confirmed that the Company now complies with Nasdaq’s continued listing requirements set forth in Listing Rule 5605.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2022	CLEARPOINT NEURO, INC.

	By:	/s/ Danilo D’Alessandro
Danilo D’Alessandro
Chief Financial Officer